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Exhibit 4.6

PLEDGE AND SECURITY AGREEMENT
dated as of June 30, 2004

between

EACH OF THE GRANTORS PARTY HERETO

and

CREDIT SUISSE FIRST BOSTON,
acting through its Cayman Islands Branch,
as Collateral Agent

i

        This PLEDGE AND SECURITY AGREEMENT, dated as of June 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time this "Agreement"), is between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "Grantor" and collectively, "Grantors"), and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, "Collateral Agent").

RECITALS:

        WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among MEDICAL DEVICE MANUFACTURING, INC. ("Company"), UTI CORPORATION and the other Guarantors party thereto, the lenders party thereto from time to time (the "Lenders"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Lead Arranger, Administrative Agent and Collateral Agent, and the other agents party thereto;

        WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties;

        WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor's obligations under the Credit Documents and the Hedge Agreements as set forth herein; and

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

        1.1    General Definitions.    In this Agreement, the following terms shall have the following meanings:

        "Account Debtor" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

        "Accounts" shall mean all "accounts" as defined in Article 9 of the UCC.

        "Additional Grantors" shall have the meaning assigned in Section 5.2.

        "Agreement" shall have the meaning set forth in the preamble.

        "Assigned Agreements" shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, as each such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

        "Cash Proceeds" shall have the meaning assigned in Section 7.7.

        "Chattel Paper" shall mean all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

        "Collateral" shall have the meaning assigned in Section 2.1.

        "Collateral Agent" shall have the meaning set forth in the preamble.

        "Collateral Records" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

        "Collateral Support" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

        "Commercial Tort Claims" shall mean all "commercial tort claims" as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 6 (as such schedule may be amended or supplemented from time to time).

        "Commodities Accounts" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 3 under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

        "Company" shall have the meaning set forth in the preamble.

        "Concentration Account" means an Investment Account that in the ordinary course of business is not a zero-balance, controlled disbursement, lock box or similar account, and into which funds from other Investment Accounts are transferred for the principal purpose of consolidating funds from such other Investment Accounts from time to time in the ordinary course of business, whether by direct cash deposit, wire transfer, automated-clearing-house debit, or otherwise.

        "Control Agreement" means, with respect to any Investment Related Property that is a "Deposit Account," an agreement in form and substance reasonably satisfactory to Collateral Agent, pursuant to which Collateral Agent has "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account, and (ii) with respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, an agreement in form in form and substance reasonably satisfactory to Collateral Agent pursuant to which the securities intermediary maintaining such Securities Account or Securities Entitlement has agreed to comply with Collateral Agent's "entitlement orders" without further consent by any applicable Grantor or any other Person.

        "Copyright Licenses" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5 (as such schedule may be amended or supplemented from time to time).

        "Copyrights" shall mean all United States and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 5 (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

        "Credit Agreement" shall have the meaning set forth in the recitals.

        "Deposit Accounts" (i) shall mean all "deposit accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 3 under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

        "Documents" shall mean all "documents" as defined in Article 9 of the UCC.

        "Equipment" shall mean: (i) all "equipment" as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

        "General Intangibles" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles" also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

        "Goods" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

        "Grantors" shall have the meaning set forth in the preamble.

        "Indemnitee" shall mean Collateral Agent and its and its Affiliates' officers, partners, directors, trustees, employees, agents.

        "Instruments" shall mean all "instruments" as defined in Article 9 of the UCC.

        "Insurance" shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

        "Intellectual Property" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

        "Inventory" shall mean (i) all "inventory" as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

        "Investment Accounts" shall mean Securities Accounts, Commodities Accounts and Deposit Accounts.

        "Investment Related Property" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, all Pledged Debt, the Investment Accounts and all certificates of deposit.

        "Lender" shall have the meaning set forth in the recitals.

        "Letter of Credit Right" shall mean "letter-of-credit right" as defined in Article 9 of the UCC.

        "Money" shall mean "money" as defined in the UCC.

        "Patent Licenses" shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5 (as such schedule may be amended or supplemented from time to time).

        "Patents" shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 5 hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

        "Permitted Sale" shall mean those sales, transfers, dispositions or assignments permitted by the Credit Agreement.

        "Pledge Supplement" shall mean any supplement to this Agreement in substantially the form of Exhibit A.

        "Pledged Debt" shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 3 under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

        "Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

        "Pledged LLC Interests" shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 3 under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

        "Pledged Partnership Interests" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 3 under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

        "Pledged Stock" shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 3 under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

        "Pledged Trust Interests" shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 3 under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

        "Proceeds" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

        "Receivables" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of such Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

        "Receivables Records" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of such Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

        "Record" shall have the meaning specified in Article 9 of the UCC.

        "Secured Obligations" shall have the meaning assigned in Section 3.1.

        "Secured Parties" shall mean the Agents, the Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

        "Securities" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

        "Securities Accounts" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 3 under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

        "Supporting Obligation" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

        "Trade Secret Licenses" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5 (as such schedule may be amended or supplemented from time to time).

        "Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

        "Trademark Licenses" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5 (as such schedule may be amended or supplemented from time to time).

        "Trademarks" shall mean all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 5 (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

        "United States" shall mean the United States of America.

        1.2    Definitions; Interpretation.    All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

        2.1    Grant of Security.    Each Grantor hereby grants to Collateral Agent a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

          (a)   Accounts;

          (b)   Chattel Paper;

          (c)   Documents;

          (d)   General Intangibles;

          (e)   Goods;

          (f)    Instruments;

          (g)   Insurance;

          (h)   Intellectual Property;

          (i)    Investment Related Property;

          (j)    Letter of Credit Rights;

          (k)   Money;

          (l)    Receivables and Receivable Records;

          (m)  Commercial Tort Claims;

          (n)   to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

          (o)   to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

        2.2    Certain Limited Exclusions.    Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in clause (i) or (ii) above; or (b) any of the outstanding capital stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

        3.1    Security for Obligations.    This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the "Secured Obligations").

        3.2    Continuing Liability Under Collateral.    Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to Collateral Agent or any Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (c) the exercise by Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

        4.1    Generally.

          (a)   Representations and Warranties.    Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

            (i)    it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral (other than any Collateral sold, transferred, disposed or assigned in connection with a Permitted Sale), in each case free and clear of any and all Liens, rights or claims of all other Persons, other than Permitted Liens;

            (ii)   it has indicated on Schedule 1 (as such schedule may be amended or supplemented from time to time) or, in the case of any changes following the Closing Date, as otherwise notified to Collateral Agent in accordance with Section 5.1(j) of the Credit Agreement: (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where its chief executive office or sole place of business is, and for the one-year period preceding the date hereof has been, located;

            (iii)  the full legal name of such Grantor is as set forth on Schedule 1 and it has not done in the five years preceding the Closing Date, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 1 (as such schedule may be amended or supplemented from time to time);

            (iv)  except as provided on Schedule 1, as of the Closing Date, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or (except pursuant to the Acquisition) corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the five years preceding the Closing Date;

            (v)   upon the filing of all UCC financing statements naming each Grantor as "debtor" and Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 1 hereof (as such schedule may be amended or supplemented from time to time) and upon execution of a control agreement with respect to any Deposit Account, and, to the extent not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to Collateral Agent hereunder constitute valid and (except as otherwise permitted herein or in the Credit Agreement) perfected first priority Liens (subject in the case of priority only to Permitted Liens) on all of the Collateral;

            (vi)  to the extent required by this Agreement, all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral, have been made or obtained;

            (vii) other than the financing statements filed in favor of Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for: (x) financing statements for which proper termination statements have been delivered to Collateral Agent for filing, (y) financing statements in respect of which all Liens to which such financing statement relates have previously been discharged, and (z) financing statements filed in connection with Permitted Liens;

            (viii) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (y) the pledge or grant by any Grantor of the Liens purported to be created in favor of Collateral Agent hereunder or (z) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral, except (A) for the filings contemplated by clause (v) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

            (ix)  none of the Collateral constitutes, or is the Proceeds of, "farm products" (as defined in the UCC);

            (x)   it does not own any "as extracted collateral" (as defined in the UCC) or any timber to be cut; and

            (xi)  as of the Closing Date, such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor's name on Schedule 1 solely under the laws of the jurisdiction as set forth opposite such Grantor's name on Schedule 1 and remains duly existing as such. Except as otherwise notified to Collateral Agent in accordance with Section 5.1(j) of the Credit Agreement, such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

          (b)   Covenants and Agreements.    Each Grantor hereby covenants and agrees that:

            (i)    except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral (except Permitted Liens), and such Grantor shall use commercially reasonable efforts to defend the Collateral against all Persons at any time claiming any interest therein;

            (ii)   it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or in material violation of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

            (iii)  except on or prior to the Closing Date pursuant to the Acquisition, it shall not change such Grantor's name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) sole place of business, type of organization or jurisdiction of organization or establish any trade names unless it shall have complied with the requirements of Section 5.1(j) of the Credit Agreement or otherwise notified Collateral Agent in writing by executing and delivering to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with a supplement to Schedule 1 hereto, prior to any such change or establishment; and shall have, prior to any such change or establishment, taken all actions necessary or reasonably requested by Collateral Agent to maintain the continuous validity, perfection and the same or better priority of Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

            (iv)  upon such Grantor obtaining knowledge thereof, it shall promptly notify Collateral Agent in writing of any event that could reasonably be expected to have a Material Adverse Effect on (x) the value of the Collateral, (y) the ability of any Grantor or Collateral Agent to dispose of the Collateral, or (z) the rights and remedies of Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof; and

            (v)   except for Permitted Sales and Permitted Liens, it shall not take or permit any action which could reasonably be expected to materially impair Collateral Agent's rights in the Collateral.

        4.2    Equipment and Inventory.

          (a)   Representations and Warranties.    Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

            (i)    as of the Closing Date, all of the Equipment and Inventory included in the Collateral is kept only at the locations specified in Schedule 2 (as such schedule may be amended or supplemented from time to time); and

            (ii)   except for Inventory or Equipment in respect of which the obligations under Section 4.2(b) have been satisfied, none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

          (b)   Covenants and Agreements.    Each Grantor covenants and agrees that:

            (i)    it shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 2 (as such schedule may be amended or supplemented from time to time) unless it shall have taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby, or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

            (ii)   it shall keep records of the Inventory that are correct and accurate in all material respects and that are, in any event, in conformity with GAAP;

            (iii)  it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or Collateral Agent;

            (iv)  if any Equipment or Inventory with an aggregate fair market value in excess of $1.0 million is in possession or control of any third party, each Grantor shall notify Collateral

    Agent and, if requested by Collateral Agent, join with Collateral Agent in notifying the third party of Collateral Agent's security interest and obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of Collateral Agent; and

            (v)   with respect to any item of Equipment with a fair market value in excess of $100,000 individually or $1.0 million in the aggregate which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Collateral Agent (not more frequently than once each calendar quarter so long as no Event of Default has occurred and is continuing), (x) provide information with respect to any such Equipment, (y) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (z) deliver to Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

        4.3    Receivables.

          (a)   Representations and Warranties.    Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

            (i)    each Receivable (x) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (y) is and will be enforceable in accordance with its terms, and (z) is in compliance in all material respects with all applicable laws;

            (ii)   none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained or any requirement that is not effective under the UCC; and

            (iii)  no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, Collateral Agent to the extent required by and in accordance with Section 4.3(c).

          (b)   Covenants and Agreements.    Each Grantor hereby covenants and agrees that:

            (i)    it shall keep and maintain at its own cost and expense true and complete records of the Receivables, including, but not limited to, records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

            (ii)   if requested by Collateral Agent while an Event of Default is continuing, it shall mark conspicuously, in form and manner reasonably satisfactory to Collateral Agent, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to Collateral Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that Collateral Agent has a security interest therein;

            (iii)  except as could not reasonably be expected to have a Material Adverse Effect, it shall perform all of its obligations with respect to the Receivables;

            (iv)  it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, while an Event of Default is continuing, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

            (v)   except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable any Supporting Obligation or Collateral Support, in each case, at its own expense and to the extent advisable in its reasonable business judgment, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor may deem necessary or advisable. Notwithstanding the foregoing, Collateral Agent shall have the right at any time while an Event of Default is continuing to notify, or require any Grantor to notify, any Account Debtor of Collateral Agent's security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, Collateral Agent may: (x) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent; (y) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Collateral Agent; and (z) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Collateral Agent if required, in a collateral account maintained under the sole dominion and control of Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

            (vi)  it shall use commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable to the extent advisable in its reasonable business judgment.

          (c)   Delivery and Control of Receivables.    With respect to any Receivables in excess of $500,000 individually or $1.0 million in the aggregate that are evidenced by, or constitute, Chattel Paper or Instruments, each Grantor shall notify Collateral Agent of such fact and, if requested by Collateral Agent, cause each originally executed copy thereof to be delivered to Collateral Agent (or its agent or designee) appropriately indorsed to Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof, and (ii) with respect to any such Receivables hereafter arising, no later than the next following date on which reports are delivered pursuant to Section 5.1(b) of the Credit Agreement. With respect to any Receivables in excess of $500,000 individually or $1.0 million in the aggregate which would constitute "electronic chattel paper" under Article 9 of the UCC, each Grantor shall notify Collateral Agent of such fact and, if requested by Collateral Agent, shall take all steps necessary to give Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof, and (ii) with respect to any such Receivables hereafter arising, within ten days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon the reasonable request of Collateral Agent.

        4.4    Investment Related Property.

          4.4.1 Investment Related Property Generally

            (a)   Covenants and Agreements.    Each Grantor hereby covenants and agrees that:

              (i)    in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to Collateral Agent (in the case of any Investment Related Property subject to the requirements of Section 5.10 of the Credit Agreement, within the time periods set forth therein) a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all supplements to Schedules thereto, reflecting such new Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 3 as required hereby;

              (ii)   except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (y) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (z) such Grantor shall promptly take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Collateral Agent authorizes each Grantor to retain all cash dividends and distributions and all scheduled payments of principal and interest, in each case to the extent such dividends, distributions and scheduled payments are permitted under the Credit Agreement; and

              (iii)  each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to Collateral Agent.

            (b)   Delivery and Control.

      Each Grantor agrees that, except as otherwise permitted herein or in the Credit Agreement, with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Credit Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) immediately upon acquiring rights therein, in each case in form and substance reasonably satisfactory to Collateral Agent; provided that (i) Grantors shall not be required to comply with the provisions of this Section 4.4.1(b) with respect to the capital stock of Venusa de Mexico,

      S.A. de C.V., Star Guide, Ltd or Medis S.A. de C.V. until the date that is 30 days after the Closing Date, (ii) Grantors shall only be required to deliver certificate(s) evidencing 50% of the capital stock of Star Guide, Ltd. (indorsed as required below) until the date that is six months after the Closing Date, and (iii) Grantors shall not be required to deliver evidence of the pledge under German law of 65% of the equity interests in UTISFM Feinmechanik GmbH, a German limited liability company, until the date that is the earlier of (A) the first anniversary of the Closing Date and (B) 60 days after a determination by Grantors not to actively pursue the sale of UTISFM Feinmechanik GmbH or substantially all its assets. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably satisfactory to Collateral Agent, pursuant to which such issuer agrees to comply with Collateral Agent's instructions with respect to such uncertificated security without further consent by such Grantor.

            (c)   Voting and Distributions.

              (i)    So long as no Event of Default shall have occurred and be continuing:

                (1)   except as otherwise provided under the covenants and agreements relating to investment related property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; and

                (2)   Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above.

              (ii)   Upon the occurrence and during the continuation of an Event of Default:

                (1)   all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

                (2)   in order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (y) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request and (z) each Grantor acknowledges that Collateral Agent may utilize the power of attorney set forth in Section 6.1.

          4.4.2 Pledged Equity Interests

            (a)   Representations and Warranties.    Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

              (i)    Schedule 3 (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor as of the Closing Date and as of each date that a Pledge Supplement is required to be delivered pursuant to Section 4.4.1(a) and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

              (ii)   except in connection with any Permitted Sale, it is the record and beneficial owner of the Pledged Equity Interests free of all Liens (other than Permitted Liens of a nonconsensual nature that apply to the applicable Grantor's assets generally), rights or claims of other Persons and, except as set forth on Schedule 3, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

              (iii)  none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are registered as investment companies or are dealt in or traded on securities exchanges or markets; and

              (iv)  as of the Closing Date, except as set forth on Schedule 3, all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction.

            (b)   Covenants and Agreements.    Each Grantor hereby covenants and agrees that:

              (i)    without the prior written consent of Collateral Agent, it shall not vote to enable or take any other action to: (A) other than in connection with a Permitted Sale, permit any issuer of any Pledged Equity Interest to issue to any Person other than a Grantor any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, or (B) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (B), such Grantor shall promptly notify Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Collateral Agent's "control" thereof;

              (ii)   it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property; and

              (iii)  each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to Collateral Agent or its nominee following an Event of Default and to the substitution of Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

          4.4.3 Pledged Debt

            (a)   Representations and Warranties.    Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that Schedule 3 (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt evidenced by Chattel Paper or Instruments owned by any Grantor as of the Closing Date and (other than outstanding intercompany Indebtedness permitted by and incurred in accordance with Section 6.1(b) of the Credit Agreement) as of each date that reports are delivered pursuant to Section 5.1(b) of the Credit Agreement.

            (b)   Covenants and Agreements.    Each Grantor hereby covenants and agrees that it shall notify Collateral Agent of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.

          4.4.4 Investment Accounts

            (a)   Representations and Warranties.    Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that:

              (i)    Schedule 3 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor, as applicable, is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent pursuant thereto) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto that remains effective as of or at any time following the Closing Date;

              (ii)   Schedule 3 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Deposit Accounts" all of the Deposit Accounts in which each Grantor has an interest. Each Grantor, as applicable, is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Collateral Agent pursuant thereto) having either sole dominion and control (within the meaning of common law) or "control" (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein that remains effective as of or at any time following the Closing Date; and

              (iii)  to the extent required under Section 4.4.4(c), each Grantor has taken all actions necessary to: (x) establish Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC); and (y) establish Collateral Agent's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts.

            (b)   Covenant and Agreement.    Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that it shall not close or terminate any Investment Account unless a successor or replacement account has been established with respect to which successor or replacement account a control agreement has been entered into by the appropriate Grantor, Collateral Agent and the securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.4.4(c).

            (c)   Delivery and Control

              (i)    For each Concentration Account set forth on Schedule 3, or that any Grantor at any time opens or maintains, such Grantor shall (A) enter into and maintain a Control Agreement covering such Concentration Account, or (B) close such Concentration Account and transfer the assets held in such Concentration Account to a Concentration Account that is subject to a Control Agreement. Such Grantor shall promptly notify Collateral Agent of the opening of any new Concentration Account. Furthermore, each Grantor covenants and agrees that it shall (x) deposit all collected amounts into its existing Investment Accounts or such other Investment Accounts as it shall from time to time establish and maintain, and (y) sweep all such deposited amounts, on a daily basis, into one or more Concentration Accounts. Each Grantor further agrees that it shall not maintain any cash or other balances in any Investment Account that is not a Concentration Account except in (A) Investment Accounts the balances of which are swept into one or more Concentration Accounts as provided in clauses (x) and (y) of the immediately preceding sentence or (B) an Investment Account that is subject to a Control Agreement. Each applicable Grantor shall have entered into a Control Agreement with respect to each Concentration Account that exists on the Closing Date, as of or prior to the Closing Date. Notwithstanding the foregoing, in respect of those Investment Accounts set forth on Schedule 3 that are not subject to a Control Agreement as of the Closing Date (other than any Concentration Account that exists on the Closing Date, which shall be subject to the requirements of the immediately preceding sentence), no later than 30 days after the Closing Date (or such later date as consented to by Collateral Agent) such Grantor shall either (i) enter into a Control Agreement covering such Investment Account or (ii) close such Investment Account and transfer the assets held in such Investment Account to an Investment Account that is subject to a Control Agreement.

              (ii)   Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

              (iii)  Collateral Agent agrees that, so long as no Event of Default shall have occurred and be continuing, it shall not deliver any notice of sole control, direction to transfer funds, money or investments, direction to limit the access of any Grantor to any funds, money or investments or similar directions in respect of any Investment Account or Investment Related Property.

        4.5    Letter of Credit Rights.

          (a)   Representations and Warranties.    Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that: (i) all material letters of credit to which such Grantor has rights as of the Closing Date and as of each date that reports are required to be delivered pursuant to Section 5.1(b) of the Credit Agreement is listed on Schedule 4 (as such schedule may be amended or supplemented from time to time) hereto; and (ii) to the extent required by the Collateral Agent, it has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to Collateral Agent.

          (b)   Covenants and Agreements.    Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall, if requested by the Collateral Agent, obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to Collateral Agent and shall deliver to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with a supplement to Schedule 4 hereto.

        4.6    Intellectual Property.

          (a)   Representations and Warranties.    Except as disclosed in Schedule 5 (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

            (i)    Schedule 5 (as such schedule may be amended or supplemented from time to time) sets forth, as of the Closing Date and as of each date that Schedule 5 is required to be updated pursuant to Section 4.6(b)(vii), a true and complete list of (y) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (z) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses (other than off-the-shelf software) of such Grantor;

            (ii)   as of the Closing Date and as of each date that Schedule 5 is required to be updated pursuant to Section 4.6(b)(vii), it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property material to the conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except in each case for Permitted Liens and the licenses set forth on Schedule 5 (as such schedule may be amended or supplemented from time to time) or otherwise permitted pursuant to a Permitted Sale;

            (iii)  except as could not reasonably be expected to have a Material Adverse Effect, (x) all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and (y) each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

            (iv)  except as could not reasonably be expected to have a Material Adverse Effect, (x) all Intellectual Property is valid and enforceable; and (y) no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor's right to register, or such Grantor's rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor's knowledge, threatened;

            (v)   all registrations and applications for Copyrights, Patents and Trademarks material to the conduct of Grantors' business are standing in the name of one or more Grantors, and, except in the ordinary course of business and as permitted under the Credit Agreement, none of the Trademarks, Patents or Copyrights has been licensed by any Grantor to any Affiliate or third party (other than a Grantor), except as disclosed in Schedule 5 (as such schedule may be amended or supplemented from time to time);

            (vi)  except as could not reasonably be expected to have a Material Adverse Effect, (x) the conduct of Grantors' business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party, and (y) no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

            (vii) to the best of each Grantor's knowledge, except as could not reasonably be expected to have a Material Adverse Effect, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees; and

            (viii) except for license agreements permitted by the Credit Agreement and Permitted Sales, no Grantor has made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property that has not been terminated or released.

          (b)   Covenants and Agreements.    Each Grantor hereby covenants and agrees as follows:

            (i)    except for Permitted Sales, it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

            (ii)   except for Permitted Sales and except as may otherwise be commercially reasonable, it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall use commercially reasonable efforts to insure that licensees of such Trademarks use such consistent standards of quality;

            (iii)  it shall, within thirty days of the creation or acquisition of any copyrightable work which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office;

            (iv)  it shall, not later than the next following date upon which reports are required to be delivered pursuant to Section 5.1(b) of the Credit Agreement, notify Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become (x) abandoned or dedicated to the public or placed in the public domain, (y) invalid or unenforceable, or (z) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

            (v)   it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or (with respect to any item of Intellectual Property that is material to the conduct of Grantors' business) any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 5 (as such schedule may be amended or supplemented from time to time);

            (vi)  in the event that any material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all actions appropriate in its reasonable business judgment to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, if appropriate, the initiation of a suit for injunctive relief and to recover damages;

            (vii) it shall, not later than the next following date upon which reports are required to be delivered pursuant to Section 5.1(b) of the Credit Agreement, promptly (but in no event more than thirty days after any Grantor obtains knowledge thereof) report to Collateral Agent: (y) the filing of any application to register any Intellectual Property owned by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or (with respect to any item of Intellectual Property that is material to the conduct of the Grantors' business) foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (z) the registration of any such Intellectual Property by any such office, in each case by executing and delivering to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with a supplement to Schedule 5 hereto; and

            (viii) it shall, promptly upon the reasonable request of Collateral Agent, execute and deliver to Collateral Agent any document required to acknowledge, confirm, register, record, or perfect Collateral Agent's interest in any part of the Intellectual Property, whether now owned or hereafter acquired.

        4.7    Commercial Tort Claims.

          (a)   Representations and Warranties.    Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that Schedule 6 (as such schedule may be amended or supplemented from time to time), as of the Closing Date and as of each date that Schedule 6 is required to be updated pursuant to Section 4.7(b), sets forth all Commercial Tort Claims of the Grantors in excess of $500,000 individually or $1.0 million in the aggregate.

          (b)   Covenants and Agreements.    Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $500,000 individually or $1.0 million in the aggregate hereafter arising it shall, the next following date upon which reports are required to be delivered pursuant to Section 5.1(b) of the Credit Agreement, deliver to Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with a supplement to Schedule 6 hereto, identifying such new Commercial Tort Claims.

SECTION 5. FURTHER ASSURANCES; ADDITIONAL GRANTORS.

        5.1    Further Assurances.

          (a)   Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, in each case to the extent required hereunder. Without limiting the generality of the foregoing, each Grantor shall:

            (i)    file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

            (ii)   take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark

    Office, the United States Copyright Office, the various Secretaries of State, and (with respect to any item of Intellectual Property that is material to the conduct of the Grantors' business) the foreign counterparts on any of the foregoing;

            (iii)  subject to Section 5.6 of the Credit Agreement, at any reasonable time, upon request by Collateral Agent, allow inspection of the Collateral by Collateral Agent or persons designated by Collateral Agent; and

            (iv)  at Collateral Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Collateral Agent's security interest in all or any part of the Collateral.

          (b)   Each Grantor hereby authorizes Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." Each Grantor shall furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

          (c)   Each Grantor hereby authorizes Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 5 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

        5.2    Additional Grantors.    From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "Additional Grantor") by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

        6.1    Power of Attorney.    Each Grantor hereby irrevocably appoints Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

          (a)   upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Collateral Agent pursuant to the Credit Agreement;

          (b)   upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c)   upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

          (d)   upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

          (e)   to prepare and file any UCC financing statements against such Grantor as debtor;

          (f)    to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

          (g)   to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand; and

          (h)   upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

        6.2    No Duty on the Part of Collateral Agent or Secured Parties.    The powers conferred on Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Collateral Agent or any Secured Party to exercise any such powers. Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a final, nonappealable judgment of a court of competent jurisdiction.

SECTION 7. REMEDIES.

        7.1    Generally.

          (a)   If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

            (i)    require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent that is reasonably convenient to both parties;

            (ii)   enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

            (iii)  prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate; and

            (iv)  without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable.

          (b)   Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Collateral Agent hereunder.

          (c)   Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

          (d)   Collateral Agent shall have no obligation to marshal any of the Collateral.

        7.2    Application of Proceeds.    Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder (in its capacity as Collateral Agent and not as a Lender) and all advances made by Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the payment of all costs, expenses, indemnification claims and other amounts owing to Administrative Agent under the Credit Documents; third, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and fourth, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

        7.3    Sales on Credit.    If Collateral Agent sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

        7.4    Deposit Accounts.

        If any Event of Default shall have occurred and be continuing, Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of Collateral Agent.

        7.5    Investment Related Property.

        Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

        7.6    Intellectual Property.

          (a)   Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

            (i)    Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, Collateral Agent or otherwise, in Collateral Agent's sole discretion, to enforce any of such Grantor's rights in and to any Intellectual Property, in which event such Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor's rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any such action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

            (ii)   upon written demand from Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to Collateral Agent an absolute assignment of all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

            (iii)  each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

            (iv)  Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

            (v)   all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

            (vi)  such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

          (b)   If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after giving effect to such reassignment, Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of Collateral Agent and the Secured Parties.

          (c)   Solely for the purpose of enabling Collateral Agent to exercise rights and remedies under this Section 7 and at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

        7.7    Cash Proceeds.    In addition to the rights of Collateral Agent specified in Section 4.3 with respect to payments of Receivables, upon the occurrence and during the continuance of an Event of Default, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, "Cash Proceeds") shall be held by such Grantor in trust for Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4(a)(ii), be turned over to Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to Collateral Agent, if required) and held by Collateral Agent. Any Cash Proceeds received by Collateral Agent (whether from a Grantor or otherwise): (a) if no Event of Default shall have occurred and be continuing, shall be paid over to Company unless otherwise provided in the Credit Agreement, and (b) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of Collateral Agent, (i) be held by Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (ii) then or at any time thereafter may be applied by Collateral Agent against the Secured Obligations then due and owing.

SECTION 8. COLLATERAL AGENT.

        Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

        This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the termination of the Commitments and the cancellation, expiration or collateralization in a manner reasonably satisfactory to Collateral Agent of all outstanding Letters of Credit, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination Collateral Agent shall, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

        The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 11. MISCELLANEOUS.

        Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, each Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MEDICAL DEVICE MANUFACTURING, INC., a Colorado corporation
By:	/s/ STEWART A. FISHER
Name:	Stewart A. Fisher
Title:	Chief Financial Officer, Vice President, Treasurer & Secretary
UTI CORPORATION, a Maryland corporation
By:	/s/ STEWART A. FISHER
Name:	Stewart A. Fisher
Title:	Chief Financial Officer, Executive Vice President, Treasurer & Secretary

AMERICAN TECHNICAL MOLDING, INC.,
a California corporation
 BRIMFIELD ACQUISITION CORP.,
a Delaware corporation
 BRIMFIELD PRECISION, LLC,
a Delaware limited liability company
 CYCAM, INC.,
a Pennsylvania corporation
 ELX, INC.,
a Pennsylvania corporation
 G&D, INC.,
a Colorado corporation
 HAYDEN PRECISION INDUSTRIES, LLC,
a Delaware limited liability company
 KELCO ACQUISITION, LLC,
a Delaware limited liability company
 MEDSOURCE TECHNOLOGIES, INC.,
a Delaware corporation
 MEDSOURCE TECHNOLOGIES, LLC,
a Delaware limited liability company
 MEDSOURCE TECHNOLOGIES NEWTON, INC.,
a Delaware corporation
 MEDSOURCE TECHNOLOGIES PITTSBURGH, INC.,
a Delaware corporation
 MEDSOURCE TRENTON, INC.,
a Delaware corporation
 MICRO-GUIDE, INC.,
a California corporation
 THE MICROSPRING COMPANY, LLC,
a Delaware limited liability company
 NATIONAL WIRE & STAMPING, INC.,
a Colorado corporation
 NOBLE-MET, LTD.,
a Virginia corporation
 PORTLYN, LLC,
a Delaware limited liability company
 SPECTRUM MANUFACTURING, INC.,
a Nevada corporation
 TENAX, LLC,
a Delaware limited liability company
 TEXCEL, INC.,
a Massachusetts corporation
 THERMAT ACQUISITION CORP.,
a Delaware corporation
By:	/s/ STEWART A. FISHER
Name:	Stewart A. Fisher
Title:	Chief Financial Officer, Vice President, Treasurer & Secretary

UTI CORPORATION, a Pennsylvania corporation UTI HOLDING COMPANY, a Delaware corporation VENUSA, LTD., a New York corporation
By:	/s/ STEWART A. FISHER
Name:	Stewart A. Fisher
Title:	Chief Financial Officer, Vice President, Treasurer & Secretary

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Collateral Agent
By:	/s/ JAMES P. MORAN
Name:	James P. Moran
Title:	Director
By:	/s/ DENISE L. ALVAREZ
Name:	Denise L. Alvarez
Title:	Associate

Schedule 1
TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)
Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office and Organizational Identification Number of each Grantor:

Name of Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Chief Executive Office	Organizational Identification Number
UTI Corporation	Corporation	Maryland	200 West Seventh Ave. Collegeville, PA 19426	D06082655
UTI Corporation	Corporation	Pennsylvania	200 West Seventh Ave. Collegeville, PA 19426	366567
Medical Device Manufacturing, Inc.	Corporation	Colorado	200 West Seventh Ave. Collegeville, PA 19426	20001103370
G&D, Inc. d/b/a Star Guide Corporation	Corporation	Colorado	5000 Independence Street Arvada, Colorado 80002	19871309595
Noble-Met, Ltd.	Corporation	Virginia	200 S. Yorkshire Street Salem, Virginia 24153	0330798
Spectrum Manufacturing, Inc.	Corporation	Nevada	140 E. Hintz Road Wheeling, IL 60090	C6586-1978
American Technical Molding, Inc.	Corporation	California	200 West Seventh Ave Collegeville, PA 19426	C1443483
UTI Holding Company	Corporation	Delaware	2052 West 11th Street Upland, CA 91786	3364988

Schedule 1

Name of Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Chief Executive Office	Organizational Identification Number
Micro-Guide, Inc. f/k/a C. and H. Gauge Co., Inc.	Corporation	California	20600 South Street Tehachapi, CA 93561	C0282165
Venusa, Ltd.	Corporation	New York	31-C Butterfield Trail El Paso, Texas 79906	618895
Pine Merger Corporation(1)	Corporation	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	3789906
MedSource Technologies, Inc.	Corporation	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	2883950
MedSource Technologies, LLC	Limited Liability Company	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	3013277
Brimfield Acquisition Corp.	Corporation	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	2977992
Brimfield Precision, LLC	Limited Liability Company	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	3011487
Kelco Acquisition, LLC	Limited Liability Company	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	2985242

(1)
Anticipated to be merged with MedSource Technologies, Inc. on June 30, 2004, with MedSource Technologies, Inc. surviving the merger.

Schedule 1

Name of Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Chief Executive Office	Organizational Identification Number
Hayden Precision Industries, LLC	Limited Liability Company	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	2993127
National Wire & Stamping, Inc.	Corporation	Colorado	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	19871144038
Portlyn, LLC	Limited Liability Company	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	2997494
Texcel, Inc.	Corporation	Massachusetts	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	042973748
The Microspring Company, LLC	Limited Liability Company	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	3018204
Tenax, LLC	Limited Liability Company	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	3154069
Thermat Acquisition Corp.	Corporation	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	3220037
MedSource Technologies Newton, Inc.	Corporation	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	3314037
MedSource Technologies Pittsburgh, Inc.	Corporation	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	3181236

Schedule 1

Name of Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Chief Executive Office	Organizational Identification Number
MedSource Trenton, Inc.	Corporation	Delaware	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	3465880
Cycam, Inc.	Corporation	Pennsylvania	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	1017213
ELX, Inc.	Corporation	Pennsylvania	110 Cheshire Lane Suite 100 Minneapolis, MN 55305	2497469
(B)
Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the Five Years Preceding the Closing Date:

Full Legal Name	Trade Name or Fictitious Business Name
Medical Device Manufacturing, Inc.	d/b/a Rivo Technologies
G&D, Inc.	d/b/a Star Guide Corporation
Micro-Guide, Inc.	f/k/a C&H Gauge Co., Inc.

Schedule 1

(C)
Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within the Five Years Preceding the Closing Date:

Name of Grantor	Date of Change	Description of Change
Medical Engineering Resources, Ltd.	12/31/03	Merged with and into G & D, Inc. d/b/a Star Guide Corporation
Micro-Guide, Inc.	12/31/03	Merged with and into C. and H. Gauge Co., Inc.
C. and H. Gauge Co., Inc.	12/31/03	Changed name to Micro-Guide, Inc.
MedSource Technologies Newton, Inc.	12/29/00	Changed name from ACT Acquisition Corp. following merger with ACT Medical, Inc.
Pine Merger Corporation	Anticipated 6/30/04	Merging with and into MedSource Technologies, Inc.
National Wire & Stamping, Inc.		Prior Address: 55 Deer Park Dr., East Longmeadow, MA 01118
ELX, Inc.		Prior Address: 149 Johnson Road, PO Box 155, Houston, PA 15342
Cycam, Inc.		Prior Address: 149 Johnson Road, PO Box 155, Houston, PA 15342
(D)
Financing Statements:

Name of Grantor	Filing Jurisdiction(s)
UTI Corporation, Maryland corporation	Maryland—State Department of Assessments and Taxation
UTI Corporation, a Pennsylvania corporation	Pennsylvania—Department of State
Medical Device Manufacturing, Inc.	Colorado—Secretary of State
G&D, Inc. d/b/a Star Guide Corporation	Colorado—Secretary of State
Noble-Met, Ltd.	Virginia—State Corporation Commission
Spectrum Manufacturing, Inc.	Nevada—Secretary of State
American Technical Molding, Inc.	California—Secretary of State
UTI Holding Company	Delaware—Secretary of State
Micro-Guide, Inc. f/k/a C. and H. Gauge Co., Inc.	California—Secretary of State
Venusa, Ltd.	New York—Department of State
Pine Merger Corporation	Delaware—Secretary of State

Schedule 1

Name of Grantor	Filing Jurisdiction(s)
MedSource Technologies, Inc.	Delaware—Secretary of State
MedSource Technologies, LLC	Delaware—Secretary of State
Brimfield Acquisition Corp.	Delaware—Secretary of State
Brimfield Precision, LLC	Delaware—Secretary of State
Kelco Acquisition, LLC	Delaware—Secretary of State
Hayden Precision Industries, LLC	Delaware—Secretary of State
National Wire & Stamping, Inc.	Colorado—Secretary of State
Portlyn, LLC	Delaware—Secretary of State
Texcel, Inc.	Massachusetts—Secretary of the Commonwealth
The Microspring Company, LLC	Delaware—Secretary of State
Tenax, LLC	Delaware—Secretary of State
Thermat Acquisition Corp.	Delaware—Secretary of State
MedSource Technologies Newton, Inc.	Delaware—Secretary of State
MedSource Technologies Pittsburgh, Inc.	Delaware—Secretary of State
MedSource Trenton, Inc.	Delaware—Secretary of State
Cycam, Inc.	Pennsylvania—Department of State
ELX, Inc.	Pennsylvania—Department of State

Schedule 1

Schedule 2
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Location of Equipment and Inventory
G&D, Inc. d/b/a Star Guide Corporation	5000 Independence Street Arvada, Colorado 80002
Noble-Met, Ltd.	200 & 221 S. Yorkshire Street Salem, Virginia 24153
UTI Corporation (PA)	200 W. 7th Avenue Collegeville, PA 19426
UTI Corporation (PA)	4315 New Brunswick Avenue South Plainfield, NJ 07080
UTI Corporation (PA)	169 Callender Road Watertown, CT 06795
UTI Corporation (PA)	3rd and Penn Streets(2) Pottstown, PA 19464
Spectrum Manufacturing, Inc.	140 E. Hintz Road Wheeling, IL 60090
Spectrum Manufacturing, Inc.	690 & 723 Chaddick Drive Wheeling, IL 60090
American Technical Molding, Inc.	2052 West 11th Street Upland, CA 91786
Micro-Guide, Inc.	20600 South Street and 20601 Santa Lucia Street Tehachapi, CA 93561
Venusa, Ltd.	31-C Butterfield Trail El Paso, TX 79906
MedSource Technologies, LLC	110 Cheshire Lane, Suite 100 Minneapolis, MN 55305
Brimfield Precision, LLC	68 Mill Lane Road Brimfield, MA 01010
Kelco Acquisition, LLC	6420 Zane Avenue North Brooklyn Park, MN 55429
Hayden Precision Industries, LLC	3902 California Road Orchard Park, NY 14127
National Wire & Stamping, Inc.	2801 South Vallejo Street Englewood, CO 80110
Portlyn, LLC	45 Lexington Drive Laconia, NH 03246

(2)
This location is warehouse space. UTI does not lease space, but is charged as inventory is moved.

Schedule 2

The Microspring Company, LLC	77 Accord Park Drive, Suite A Norwell, MA 02061
Thermat Acquisition Corp.	380 Sciota Street Corry, PA 16407
MedSource Technologies Newton, Inc.	150 California Street Newton, MA 02458
MedSource Trenton, Inc.	13024 North Main Street and 129 Bond Street Trenton, GA 30752
Cycam, Inc.	149 Johnson Road Houston, PA 15342
ELX, Inc.	149 Johnson Road Houston, PA 15342
The Microspring Company, LLC	51 Parmenter Road Hudson, MA 01749
The Microspring Company, LLC	58 McDonald Street Dedham, MA 02026
The Microspring Company, LLC	1969 Clearview Road Souderton, PA 18964
The Microspring Company, LLC	15 Commerce Way Norton, MA 02766
MedSource Technologies Newton, Inc.	Talamante y Josefa Ortiz de Dominguez Navojoa, Sonora, Mexico, 85800
MedSource Technologies Newton, Inc.	1456 North Calle Plata Nogales, AZ 85621
Cycam, Inc.	4915 21st Street Racine, WI 53406
Cycam, Inc.	21316 Bridge Street Southfield, MI 48034
Cycam, Inc.	24 Aldrin Road Plymouth, MA 02360
Cycam, Inc.	1 Grant Road Ridgway, PA 15853
Cycam, Inc.	7196 North State Road 13 North Webster, IN 46555
Cycam, Inc.	R.D. #9, Box 610, Old Route 66 Greensburg, PA 15601
Cycam, Inc.	2713 Foundation Drive South Bend, IN 46628
Cycam, Inc.	East 64 Midland Avenue Paramus, NJ 07852

Schedule 2

Cycam, Inc.	1220 Industrial Drive Erie, PA 16505
Cycam, Inc.	215 Race Street Meadville, PA 16335
Cycam, Inc.	350 Hochberg Road Monroeville, PA 15146
Cycam, Inc.	2100 Roosevelt Avenue Springfield, MA 15146
Cycam, Inc.	9 Apollo Drive Whippany, NJ 07981
Cycam, Inc.	15 Allegheny Square Glassport, PA 15045
Cycam, Inc.	Old Route 20 Westmoreland, PA 15696
Cycam, Inc.	2100 North Detroit Street Warsaw, IN 46580
Thermat Acquisition Corp.	1 Plastics Road Corry, PA 16407
Thermat Acquisition Corp.	1370 Lavelle Drive Xenia, OH 45385
Thermat Acquisition Corp.	2122 Winners Circle Dayton, OH 45404
Thermat Acquisition Corp.	30 Industrial Road Hermitage, PA 16148
Thermat Acquisition Corp.	100 Deposition Drive Clear Lake, WI 54005
Thermat Acquisition Corp.	54 Eisenhower Lane North Lombard, IL 60148
Thermat Acquisition Corp.	60 Church Street Yalesville, CT 06492
Thermat Acquisition Corp.	4976 Franklin Avenue Fairview, PA 16415
Thermat Acquisition Corp.	3781 Port Union Road Fairfield, OH 45014
Thermat Acquisition Corp.	3701 Hawkins Street NE Albuquerque, NM 87109
Thermat Acquisition Corp.	6420 Zane Avenue North Brooklyn Park, MN 55429
Thermat Acquisition Corp.	115 Island Brook Avenue Bridgeport, CT 06606

Schedule 2

Thermat Acquisition Corp.	425B Pan American Drive El Paso, TX 79907
Thermat Acquisition Corp.	5600 Second Street NW Albuquerque, NM 87107
Portlyn, LLC	209 Bowles Road Agawam, MA 01001
Portlyn, LLC	187 Water Street Laconia, NH 02346
Portlyn, LLC	400 Canal Street Lawrence, MA 01840
Portlyn, LLC	15 Commerce Way Norton, MA 02766
Portlyn, LLC	435 Whitney Street Northboro, MA 01530
Portlyn, LLC	1049 Tiogue Ave Coventry, RI 02816
Portlyn, LLC	248 Main Street E Greenville, PA 18041
Portlyn, LLC	11666 McBean Drive El Monte, CA 91732
Portlyn, LLC	94 Calvary Street Waltham, MA 02454
Portlyn, LLC	30958 San Antonio Street Hayward, CA 94544
Portlyn, LLC	9020 Activity Road, Suite D San Diego, CA 92126
Portlyn, LLC	3310 Montgomery Drive Santa Clara, CA 95054
Hayden Precision Industries, LLC	2001 South Kilbourn Avenue Chicago, IL 60623
Hayden Precision Industries, LLC	248 West Centralia Street Elkhorn, WI 53121
Hayden Precision Industries, LLC	459 Pulaski Street Syracuse, NY 14228
Hayden Precision Industries, LLC	525 Vickers Street Tonawanda, NY 14150
Hayden Precision Industries, LLC	44 Laporte Street Arcadia, CA 91066
Hayden Precision Industries, LLC	63 Alhambra Road Warwick, RI 02886

Schedule 2

Hayden Precision Industries, LLC	60 Mill Lane Road Brimfield, MA 01010
Hayden Precision Industries, LLC	1112 Niagara Street Buffalo, NY 14213
Hayden Precision Industries, LLC	Chessington Indust. Estate Roebuck Road, Chessington, Surrey KT9 1LR, England
Hayden Precision Industries, LLC	209 Bowles Road Agawam, MA 01001
Hayden Precision Industries, LLC	94 Calvary Street Waltham, MA 02454
Hayden Precision Industries, LLC	2316 West Wisconsin Street Portage, WI 53910
Hayden Precision Industries, LLC	10811 Withers Cove Park Drive Charlotte, NC 28278
Hayden Precision Industries, LLC	6 Apollo Drive Batavia, NY 14020
Hayden Precision Industries, LLC	Roblin Industrial Park, 4000 River Road Tonawanda, NY 14150
Hayden Precision Industries, LLC	425 Pan American Drive El Paso, TX 79907
Kelco Acquisition, LLC	Veddestavagen 19 SE-175 62 Jarfalla, Sweden
Kelco Acquisition, LLC	123 South Columbus Avenue Mount Vernon, NY 10553
Kelco Acquisition, LLC	D-63450, Hanau Germany
Brimfield Precision, LLC	1081 Bristol Road Mountainside, NJ 07092
Brimfield Precision, LLC	105 York Street Kennebunk, ME 04043
Brimfield Precision, LLC	141 Davenport Street Bridgeport, CT 06607
Brimfield Precision, LLC	45 Baldwin Street East Longmeadow, MA 01028
Brimfield Precision, LLC	113 Bethany Road Monson, MA 01057
Brimfield Precision, LLC	60 Brockway Road Woodstock Valley, CT 06282

Schedule 2

Brimfield Precision, LLC	748 River Street Palmer, MA 01069
Brimfield Precision, LLC	2100 Roosevelt Avenue Springfield, MA 01102
Brimfield Precision, LLC	40 Earls Way, Suite 2 Franklin, MA 02038
Brimfield Precision, LLC	21316 Bridge Street Southfield, MI 48034
Brimfield Precision, LLC	65 Woodlawn Avenue Pawtucket, RI 02860
Brimfield Precision, LLC	Bethany Road, P.O. Box 84 Monson, MA 01057
Brimfield Precision, LLC	241 Crescent Street Rear Waltham, MA 02453
Brimfield Precision, LLC	19 Fairview Drive Leicester, MA 01524
Brimfield Precision, LLC	44 Laporte Street Arcadia, CA 91066
Brimfield Precision, LLC	17 Connecticut Drive South E. Granby, CT 06026
Brimfield Precision, LLC	122 Cascade Boulevard Milford, CT 06460
National Wire & Stamping, Inc.	2001 South Kilbourn Avenue Chicago, IL 60623
National Wire & Stamping, Inc.	2960 South Umatilla Street Englewood, CO 80110
National Wire & Stamping, Inc.	638 Elkton Drive Colorado Springs, CO 80907
National Wire & Stamping, Inc.	3100 East 43rd Avenue Denver, CO 80216
National Wire & Stamping, Inc.	6940 Farmdale Avenue N. Hollywood, CA 91605
National Wire & Stamping, Inc.	3057 Delta Drive Colorado Springs, CO 80910
National Wire & Stamping, Inc.	3525 North Cascade Avenue Colorado Springs, CO 80907
National Wire & Stamping, Inc.	600 West E Street Lincoln, NE 68522
National Wire & Stamping, Inc.	4575 South Navajo Englewood, CO 80110

Schedule 2

National Wire & Stamping, Inc.	2191 West Amherst Englewood, CO 80110
National Wire & Stamping, Inc.	12660 Pennsylvania Denver, CO 80223
National Wire & Stamping, Inc.	4827 Chelsea Kansas City, MO 64130
National Wire & Stamping, Inc.	18001 Railroad Street City of Industry, CA 91748
National Wire & Stamping, Inc.	3839 Newport Street Denver, CO 80217
National Wire & Stamping, Inc.	Building #9, Schenley Industrial Park Schenley, PA 15682
National Wire & Stamping, Inc.	9 Technologies Drive Staunton, VA 24401
National Wire & Stamping, Inc.	100 Deposition Drive Clear Lake, WI 54005
National Wire & Stamping, Inc.	10477 Weld County Longmont, CO 80501
National Wire & Stamping, Inc.	205 Tuner Berthoud, CO 80513
National Wire & Stamping, Inc.	14700 West 66th Place Arvada, CO 80004
National Wire & Stamping, Inc.	3457 Brighton Boulevard Denver, CO 80216
National Wire & Stamping, Inc.	4343 Platte Avenue Sedalia, CO 80223

Schedule 2

Schedule 3
TO PLEDGE AND SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer
UTI Corporation (MD)	Medical Device Manufacturing, Inc.	Common	Y	2	$.01	100	100
Medical Device Manufacturing, Inc.	G&D, Inc. d/b/a Star Guide Corporation	Class A Common Class B Common	Y Y	38 39	no par no par	100,000 9,900,000	100
Medical Device Manufacturing, Inc.	Noble-Met, Ltd.	Common	Y	38	no par	4,113,282	100
Medical Device Manufacturing, Inc.	Venusa, Ltd.	Common	Y	6	no par	70	100
Medical Device Manufacturing, Inc.	American Technical Molding, Inc.	Common	Y	C-4	no par	100	100
Medical Device Manufacturing, Inc.	UTI Holding Company	Common	Y	C-1	$.01	100	100
Medical Device Manufacturing, Inc.	Micro-Guide, Inc.	Common	Y	65	no par	91,388	100
Medical Device Manufacturing, Inc.	MedSource Technologies, Inc.	Common	Y	1	$.01	100	100
Medical Device Manufacturing, Inc.	UTI Corporation (PA)	Common	Y	A127	$.01	13,144	100

Schedule 3

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer
Medical Device Manufacturing, Inc.	UTI Corporation (PA)	Common	Y	B143	$.01	1,547,319	100
UTI Corporation (PA)	Spectrum Manufacturing Inc. (Nevada)	Common	Y	11	no par	300	100
Medical Device Manufacturing, Inc.	Venusa de Mexico, S.A. de C.V.	Series B Foreign Fixed Capital Series B Foreign Variable Capital	Y Y	1 2		100 25	Both represent 65.1%
UTI Corporation (PA)	UTISFM Feinmechanik GmbH (Germany)	Common	N				65
Medical Device Manufacturing, Inc.	Medis S.A. de C.V.	Series B Fixed Foreign Capital	Y	6		65	65
G&D Inc. d/b/a Star Guide Corporation	Star Guide, Ltd.	Common	Y	4	€1	1	50
MedSource Technologies, LLC	Brimfield Acquisition Corp.	Common	Y	2	$.01	100	100
MedSource Technologies, LLC	National Wire & Stamping, Inc.	Common	Y	Un- numbered	$.8635	10	100
MedSource Technologies, LLC	Texcel, Inc.	Common	Y	13	no par	10	100
MedSource Technologies, LLC	Thermat Acquisition Corp.	Common	Y	C-1	$.01	200	100

Schedule 3

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer
MedSource Technologies, LLC	MedSource Technologies Newton, Inc.	Common	Y	2	$.01	100	100
MedSource Technologies, LLC	MedSource Technologies Pittsburgh, Inc.	Common	Y	C-1	$.01	100	100
MedSource Technologies, LLC	MedSource Trenton, Inc.	Common	Y	C-1	$.01	100	100
MedSource Technologies Pittsburgh, Inc.	Cycam, Inc.	Common	Y	6	$1.00	500	100
MedSource Technologies Pittsburgh, Inc.	ELX, Inc.	Common	Y	3	$50.00	60	100

Pledged LLC Interests Not Elected to be Treated as Securities:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company
MedSource Technologies, Inc.	MedSource Technologies, LLC	N	N/A		100
MedSource Technologies, LLC	Brimfield Precision, LLC	N	N/A		100
MedSource Technologies, LLC	Kelco Acquisition, LLC	N	N/A		100
MedSource Technologies, LLC	Hayden Precision Industries, LLC	N	N/A		100
MedSource Technologies, LLC	Portlyn, LLC	N	N/A		100
MedSource Technologies, LLC	The Microspring Company, LLC	N	N/A		100
MedSource Technologies, LLC	Tenax, LLC	N	N/A		100

Schedule 3

Pledged LLC Interests Elected to be Treated as Securities:

None.

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests Not Elected to be Treated as Securities:

None.

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledged Partnership Interests Elected to be Treated as Securities:

None.

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Schedule 3

Pledged Trust Interests:

None.

Grantor	Trust	Change of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Trust

        Warrants, Options, Shareholder Agreements or Voting Trust Agreements Relating to Pledged Equity Interests:

        Please see attached option schedule for UTI, a Maryland corporation and its subsidiaries current through March 31, 2003 attached hereto as Annex A.

        Please see attached option schedule for MedSource Technologies, Inc. and its subsidiaries current through April 9, 2004 attached hereto as Annex B.

        Anti-Dilution Agreement by and among MDMI Holdings, Inc. and the Parties named therein, dated May 31, 2000.

        Second Amended and Restated Registration Rights Agreement by and among MDMI Holdings, Inc., KRG Capital Fund, L.P., KRG Capital Fund I (FF), L.P., KRG Capital Fund I (PA), L.P., KRG Co-Investment, L.L.C. and the Holders listed therein on Schedule I, dated as of May 31, 2000, as amended by the Amendment of the Amended and Restated Registration Rights Agreement approved February 23, 2003.

        Shareholders' Agreement, by and among Medical Device Manufacturing, Inc., KRG Capital Partners, LLC, Eric Pollock, Helene Pollock, the Helene Pollock Irrevocable Spousal Trust No. 1, the Helene Pollock Irrevocable Spousal Trust No. 2, George Archambault, Patricia Harrison, Donald Bothner, First Analysis Corporation and its affiliated investment funds, Infrastructure and Environmental Private Equity Fund III, L.P. and Environmental and Information Technology Private Fund III, CMC Companies and any affiliated investment fund to which it may assign all or part of its interest in the Company, and such other investors as may from time to time become a party, dated as of July 6, 1999, as amended.

        Stock Purchase Agreement by and among UTI Corporation, Medical Device Manufacturing and CISA, Ltd., Giancarlo Gagliardoni and Cesare Gagliardoni, dated February 28, 2003.

        UTI Corporation has outstanding currently exercisable warrants to purchase an aggregate of 1,136,364 shares of its Class AB Convertible Preferred Stock at an exercise price of $0.01 per share. Each share of Class AB Convertible Preferred Stock issuable upon exercise of the warrants is convertible into 1.8 shares of UTI Corporation's common stock. The warrants are held by the holders of UTI Corporation's Class C Redeemable Preferred Stock and entitle each holder thereof to acquire that number of shares of Class AB Convertible Preferred Stock equal to the number of shares of Class C Redeemable Preferred Stock held by each such holder.

Schedule 3

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date
Cycam, Inc.	Islet Sheet Metal, Inc	$50,000		July 24, 2000	June 1, 2005

Securities Account:

MedSource securities accounts listed on the Collateral Questionnaire are in the process of being closed.

Grantor	Share of Securities Intermediary	Account Number	Account Name

Commodities Accounts:

None.

Grantor	Name of Commodities	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name
Medical Device Manufacturing, Inc.	Fleet		Concentration Account
*UTI Corporation (Maryland)	PNC Bank		General Account
*Venusa, Ltd.	Wells Fargo Bank, 6715 Gateway Blvd., West El Paso Texas 79912		Checking Account
MedSource Technologies, LLC	U.S. Bank, N.A. 601 Second Avenue South Minneapolis, MN 55402		Checking Account
MedSource Technologies, LLC	U.S. Bank, N.A.601 Second Avenue South Minneapolis, MN 55402		Checking Account (Health Plan)

*
In process of being closed.

Schedule 3

Schedule 4
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Description of Letters of Credit
None.

Schedule 4

Schedule 5
TO PLEDGE AND SECURITY AGREEMENT

Patents and Patent Applications owned by each Grantor

MEDSOURCE TECHNOLOGIES, INC.

Patents

None

MEDSOURCE TECHNOLOGIES, LLC

Patents

i.    US Patents

Patent No.	Title	Issue Date
6,578,402	Trimming Apparatus for a Drawn Part	June 17, 2003

BRIMFIELD PRECISION, LLC

Patents

None

KELCO ACQUISITION LLC

Patents

None

HAYDEN ACQUISITION, LLC

Patents

None

NATIONAL WIRE & STAMPING, INC.

Patents

None

Schedule 5

PORTLYN, LLC

Patents

i.    US Patents

Patent No.	Title	Issue Date
5,766,197	Surgical Cutting Instrument with Anti-Torque Jacket	June 16, 1998
5,571,129	Surgical Cutting Instrument with Improved Cleaning Capability and Ease of Use	November 5, 1996

TEXCEL, INC.

Patents

None

THE MICROSPRING COMPANY, LLC

Patents

i.    US Patents

Patent No.	Title	Issue Date
5,876,783	Radiopaque Medical Devices	March 2, 1999
5,606,979	Guide Wire	March 4, 1997
6,620,172	Entraining Biological Calculi	September 16, 2003

ii    Foreign Applications

Application No.	Title	Date Filed	Country
JP507375	Medical Receiver Device	June 30, 2000	Japan
00947024.6	Medical Retriever Device	June 30, 2000	Europe
2001/01350	Medical Retriever Device	June 30, 2000	India

TENAX, LLC

Patents

None

A.P.X. ACQUISITION CORP.

Patents

None

Schedule 5

THERMAT ACQUISITION CORP.

Patents

i.    US Patents

Patent No.	Title	Issue Date
5,641,920	Power and Binder Systems for use in Power Molding	June 24, 1997
5,950,063	Method of Power Injection Molding	September 7, 1999

ii    Foreign Patents

Patent No.	Title	Date Filed	Country
712638	Powder and binder systems for use in powder molding	February 24, 2000	Australia
2,230,994	Powder and binder systems for use in powder molding		Canada
96512740			Japan
98/1,623			Mexico
738589	Method of powder injection molding	November 2, 2000	Australia

MEDSOURCE TECHNOLOGIES, NEWTON INC.

Patents

i.    US Patents

Patent No.	Title	Issue Date
5,256,158*	Device having a radiopaque marker for endoscopic accessories and method of making same	October 26, 1993
5,256,144	Low Profile, High Performance Interventional Catheters	October 26, 1993
5,201,756**	Radically-Expandable Tubular Elements for use in the Construction of Medical Devices	April 13, 1993
5,489,277*	Device having a radiopaque marker for endoscopic accessories and method of making same	February 6, 1996

*
These patents, originally owned by ACT Medical, acquired by MedSource Technologies, Newton Inc., have been licensed to Boston Scientific Corporation ("BSC"). The technology is used in a number of their products. MedSource Technologies, Newton Inc. receives royalties from BSC for any products not manufactured by MedSource Technologies, Newton Inc. For products manufactured by MedSource Technologies, Newton Inc. for BSC, no royalties are due to MedSource Technologies, Newton Inc. The license agreement restricts MedSource Technologies, Newton Inc.'s use of the patented technology for products sold to BSC's direct competitors.

**
This patent, originally owned by Danforth Medical, later a division of ACT Medical, acquired by MedSource Technologies, Newton Inc., has been licensed to Tyco. The license has some exclusivity clauses and it may not be possible to license it to others. MedSource Technologies, Newton Inc. receives royalties from Tyco for the life of the patent.

Schedule 5

MEDSOURCE TRENTON, INC.

Patents

i.    US Patents

Patent No.	Title	Issue Date
5,888,436	Manufacture of Variable Stiffness Microtubing	March 30, 1999
6,045,734*	Process of Making a Catheter	April 4, 2000
6,314,856	Manufacture of Variable Stiffness Microtubing	November 13, 2001
6,323,413	Microtubing with Integral Thermocouple	November 27, 2001
6,616,996	Variable stiffness microtubing and method of manufacture	September 9, 2003

ii.    US Patent Applications

Application No.	Title	Issue Date
08/480,411	Improved Variable Stiffness Microtubing and Methods of Manufacture	June 7, 1995

*
MedSource Trenton, Inc. is a co-owner of this patent. MedSource Trenton, Inc. has licensed Luther Research Partners, L.L.C. to practice the patent so long as MedSource Trenton, Inc. is the tubing supplier for the products.

CYCAM, INC.

Patents

i.    US Patents

Patent No.	Title	Issue Date
5,258,098*	Method of production of a surface adapted to promote adhesion	November 2, 1993
5,507,815*	Random surface protrusion on an implantable device	April 16, 1999
5,922,029*	Surface for use on an implantable device and method of production therefor	July 13, 1999
6,193,762*	Surface for use on an implantable device	February 27, 2001

ii.    US Patent Applications

Application No.	Title	Issue Date

*
These patents are jointly owned by Cycam, Inc. and Tech Met, Inc. pursuant to certain assignment agreements originating from the inventors. Cycam's rights under these patents are restricted by a License Agreement with Tech Met dated June 13, 1991.

Schedule 5

UTI CORPORATION, a Pennsylvania corporation

Patents

Title	Jurisdiction	Patent No. (App. No.)	Issue Date (App. Date)
Multilayer composite tubular structure and method of making	US	5,858,556	1/12/1999
Thermionic cathode with continuous bimetallic wall	US	5,729,084	3/17/1998
Hermetic module containing microwave component	US	5,070,314	12/03/1991
Thermionic cathode continuous bimetallic wall having varying wall thickness and internal blackening	US	5,422,536	06/06/1995
Graphical interface for robot	US	5,511,147	06/23/1996

Foreign

Title	Jurisdiction	Patent No. (App. No.)	Issue Date (App. Date)
Kinetic Energy Penetrator	CN	1224648	07/28/1987
Multilayer Composite Tubular Structure	TAIW	104017	06/21/1999
Multilayer Composite Tubular Structure	Argentine	AR011062B1	06/20/2003
Multilayer Composite Tubular Structure	Australia	733023	08/16/2001
Multilayer Composite Tubular Structure	Brazil	PI 9714324-3	03/19/2002
Multilayer Composite Tubular Structure	Canada		(APP DATE) 12/03/1997
Multilayer Composite Tubular Structure	China		(APP DATE) 12/03/1997
Multilayer Composite Tubular Structure	European PCT		(APP DATE) 12/03/1997
Multilayer Composite Tubular Structure	Hong Kong		(APP DATE) 08/23/2000
Multilayer Composite Tubular Structure	Israel		(APP DATE) 09/29/1999
Multilayer Composite Tubular Structure	Japan		(APP DATE) 12/03/1997

Schedule 5

MEDICAL DEVICE MANUFACTURING, INC.

Patents

None

AMERICAN TECHNICAL MOLDING

Patents

None

NOBLE-MET, LTD.

Patents

Title	Jurisdiction	Patent No. (App. No.)	Issue Date (App. Date)
Metal composite tube for biomedical applications	US	6,364,902	4/2/2002
Vascular filter	US	6,187,025	2/13/2001

G&D, INC. d/b/a Star Guide Corporation

Patents

Title	Jurisdiction	Patent No. (App. No.)	Issue Date (App. Date)
Method and apparatus for centerless grinding	US	6,244,930	6/12/2001

Foreign

Title	Jurisdiction	Patent No. (App. No.)	Issue Date (App. Date)
Centreless grinding tool-uses image detection module to regulate grinding mechanism	International (WO)	9824590	6/11/1998

UTI HOLDING COMPANY

Patents

None

Schedule 5

SPECTRUM MANUFACTURING

Patents

Title	Jurisdiction	Patent No. (App. No.)	Issue Date (App. Date)
Process for forming endoscopic shaver blade from elongate tube	US	5,676,012	10/14/1997
Apparatus for filtering machining liquid of an electrical discharge machine	US	5,434,381	7/18/1995

MICRO-GUIDE, INC.

Patents

None

VENUSA, LTD.

Patents

None

VENUSA USA

Patents

Foreign

Title	Country	Patent No. (App. No.)	Issue Date (App. Date)
Flexible Container for Enteral Feeding Fluids	Australia	AU200071126	03/13/2002
Flexible Container for Enteral Feeding Fluids Will Not Leak When in Horizontal Position	World Patent	WO200217847 (PCT)	03/07/2002

Schedule 5

Trademark Registrations and Applications owned by each Grantor

MEDSOURCE TECHNOLOGIES, INC.

Trademarks

i.    US Registrations:

Mark	Reg. No.	Reg. Date
DYNABITE (stylized)	1,806,708	November 23, 1993
MEDSOURCE TECHNOLOGIES	2,746,010	August 5, 2003
MEDSOURCE TECHNOLOGIES logo	2,746,011	August 5, 2003

ii.    US Applications:

Mark	Appln. No.	Filing Date
DESIGN FOR PROCESS ESCELLENCE	76/538,838	August 20, 2003
DPEX	76/541,218	August 20, 2003
MEDSOURCE	76/546,091	September 22, 2003

iii    Foreign Registrations

Mark	Reg. No.	Reg. Date	Country
MEDSOURCE TECHNOLOGIES logo	30150989	September 24, 2002	Germany
MEDSOURCE	30149960	August 14, 2001	Germany
MEDSOURCE TECHNOLOGIES logo	002347458	March 27, 2003	EC
MEDSOURCE	002338077	June 13, 2003	EC

MEDSOURCE TECHNOLOGIES, LLC

Trademarks

i.    US Registrations

Mark	Reg. No.	Reg. Date
INTEGRATED OUTSOURCING	2,523,583	December 25, 2001

Schedule 5

BRIMFIELD PRECISION, LLC

Trademarks

i.    US Registrations

Mark	Reg. No.	Reg. Date
BRIMFIELD	1,303,505	November 6, 1984

KELCO ACQUISITION LLC

Trademarks

None

HAYDEN ACQUISITION, LLC

Trademarks

None

NATIONAL WIRE & STAMPING, INC.

Trademarks

None

PORTLYN, LLC

Trademarks

None

TEXCEL, INC.

Trademarks

None

THE MICROSPRING COMPANY, LLC

Trademarks

i.    US Applications

Mark	Appln. No.	Filing Date
STONE CONE	76/277,067	June 27, 2001

ii    Foreign Registrations

Mark	Reg. No.	Reg. Date	Country
STONE CONE	002500379	June 6, 2003	EU

Schedule 5

TENAX, LLC

Trademarks

i.    US Registrations

Mark	Reg. No.	Reg. Date
TENAX	1,407,951	September 2, 1986

A.P.X. ACQUISITION CORP.

Trademarks

None

THERMAT ACQUISITION CORP.

Trademarks

i.    US Registrations

Mark	Reg. No.	Reg. Date
THERMAT	2,470,824	July 24, 2001

Schedule 5

MEDSOURCE TECHNOLOGIES, NEWTON INC.

Trademarks

None

MEDSOURCE TRENTON, INC.

Trademarks

None

CYCAM, INC.

Trademarks

i.
US Registrations
Mark	Reg. No.	Reg. Date
CHEMTEX	1,801,133	October 26, 1993

UTI CORPORATION, a Pennsylvania corporation

Trademarks

Trademark	Jurisdiction	Reg. No (App. No.)	Reg. Date (App. Date)
TRIPLEX	US	2,843,508	10/3/2001
UTI and design	US	2,529,695	1/15/2002
Design only	US	2,291,546	11/9/1999
UNIFORM TUBES, INC.	US	1,430,544	2/24/1987
UTI and design	US	1,401,860	7/22/1986
UTITEC	US	1,319,886	2/12/1985
KOR-LESS	US	926,729	1/11/1972
Miscellaneous Design	US	2291546

Schedule 5

Foreign

Trademark	Country	Reg. No. (App. No.)	Status
TUBING EXPRESS	Benelux	494383	Registered
UTI (Stylized)	Canada	10901100	Pending
TRIPLEX	Canada	CA 111719800	Pending
UTI (& Design)	Community Trademark	1954858	Registered
EDIMAX TRANSOR	Germany	1145403	Registered
MICRO-COAX	Italy	865068	Registered
UTIFLEX	Italy	864573	Registered
UT and design	Italy	810405	Registered
T-CIRCUIT	Italy	507656	Registered
UTI MICRO COAX (& Design)	Switzerland	378829	Registered
Miscellaneous Design	United Kingdom	2000364	Registered
TUBING EXPRESS	United Kingdom	1465024	Registered
EDIMAX TRANSOR	United Kingdom	1362927	Registered
UTI (& Design)	United Kingdom	B1243106	Registered
TUBING EXPRESS	France	1724761	Registered

MEDICAL DEVICE MANUFACTURING, INC.

Trademarks

None

AMERICAN TECHNICAL MOLDING

Trademarks

None

NOBLE-MET, LTD.

Trademarks

None

Schedule 5

G&D, INC.

Trademarks

Trademark	Jurisdiction	Reg. No (App. No.)	Reg. Date (App. Date)
STAR GUIDE and Design	US	2,218,461	01/19/1999

UTI HOLDING COMPANY

Trademarks

None

SPECTRUM MANUFACTURING

Trademarks

Trademark	Jurisdiction	Reg. No (App. No.)	Reg. Date (App. Date)
THE BOSS	California	105,982	2/01/2000

MICRO-GUIDE, INC.

Trademarks

None

VENUSA, LTD.

Trademarks

Trademark	Jurisdiction	Reg. No (App. No.)	Reg. Date (App. Date)
Design only	US	2,029,658	1/14/1997
Design only	US	2,026,474	12/31/1996
Design only	US	2,029,657	1/14/1997
STIL VEN	US	1,257,481	11/15/1983
V stylized letter	US	1,252,233	9/27/1983
FLU VEN	US	1,254,446	10/18/1983

Schedule 5

Copyright registrations owned by each Grantor

MEDSOURCE TECHNOLOGIES, INC.

Copyrights

None

MEDSOURCE TECHNOLOGIES, LLC

Copyrights

None

BRIMFIELD PRECISION, LLC

Copyrights

None

KELCO ACQUISITION LLC

Copyrights

None

HAYDEN ACQUISITION, LLC

Copyrights

Work	Reg. No.	Reg. Date
1995 Hayden Precision	TXu 718-685	December 18, 1995
Hayden Precision Industries Operations Computer Program	TXu 479-773	April 19, 1991

NATIONAL WIRE & STAMPING, INC.

Copyrights

None

PORTLYN, LLC

Copyrights

None

TEXCEL, INC.

Copyrights

None

Schedule 5

THE MICROSPRING COMPANY, LLC

Copyrights

None

TENAX, LLC

Copyrights

None

A.P.X. ACQUISITION CORP.

Copyrights

None

THERMAT ACQUISITION CORP.

Copyrights

None

MEDSOURCE TECHNOLOGIES, NEWTON INC.

Copyrights

None

MEDSOURCE TRENTON, INC.

Copyrights

None

CYCAM, INC.

Copyrights

None

UTI CORPORATION, a Pennsylvania corporation

Copyrights

Title	Registration Date	Registration No.
Job catalog RPG programs SIPLIB	5/17/1986	TXu238874
Master Management information and control system	6/13/1984	TXu169637
The TR-Graphical interface	5/7/1993	TXu561981

Schedule 5

MEDICAL DEVICE MANUFACTURING, INC.

Copyrights

None

AMERICAN TECHNICAL MOLDING

Copyrights

None

NOBLE-MET, LTD.

Copyrights

None

G&D, INC.

Copyrights

None

UTI HOLDING COMPANY

Copyrights

None

SPECTRUM MANUFACTURING

Copyrights

None

MICRO-GUIDE, INC.

Copyrights

None

VENUSA, LTD.

Copyrights

None

Schedule 5

Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses of each Grantor

THERMAT

1.
License Agreement dated December 2, 1995 between Witec Cayman, Patents, Ltd. and Thermat Precision Technology, Inc.

2.
Agreement dated June 1, 1992 between Thermat, Inc. and PCC Airfoils, Inc. regarding Patent No. 5,332,537.

3.
License Agreement dated May 15, 2000 between Thermat Acquisition Corp. and Karl Frank Hens.

4.
License Agreement dated September 28, 1999 between Thermat Precision Technology, Inc. and Zimmer, Inc.

5.
Non-Exclusive License and Supply Agreement dated September 24, 1999 between Thermat Precision Technology, Inc. and Net Shape Technologies, Ltd.

6.
Agreement dated June 5, 2002 between MedSource Technologies, Inc. and Karl Frank Hens.

CYCAM

1.
Agreement and License dated June 13, 1991 by and between Cycam, Inc. and Tech Met Company.

2.
Patent License Agreement dated November 1, 2000 by and between Islet Sheet Medical, LLC and Cycam, Inc. granting certain exclusive rights to Cycam under U.S. Patent No. 5,855,613 and related patent applications.

3.
Manufacturing Services and Production Agreement dated February 5, 1999 between DePuy Orthopaedics, Inc. and Cycam, Inc.

ACT

1.
Intellectual Property Agreement effective as of June 26, 2000 between Bard Access Systems, Inc. and ACT.

2.
Development Contract dated as of April 3, 2000 between Smith & Nephew Endoscopy, Inc. and ACT.

3.
Omnibus OEM Manufacturing and Development Agreement effective January 1, 1996 between ACT Medical and Boston Scientific Corporation and amendments thereto.

Schedule 5

4.
License Agreement dated November 11, 1993 between Innerdyne Medical and Danforth Medical, Inc.

MEDSOURCE TRENTON, INC.

1.
License Agreement dated February 12, 2000 between Luther Research Partners L.L.C. and MedSource Trenton, Inc.

2.
Supply Agreement dated November 15, 2001 between HV Technologies, Inc. and Boston Scientific Scimed, Inc. and Previous Agreement defined therein.

MEDSOURCE TECHNOLOGIES, INC.

1.
License Agreement dated November 29, 2000 between Oracle and MedSource Technologies, Inc.

2.
Purchase and Sale Agreement dated July 2, 2001 between Quantum Manufacturing Technologies, Inc. and MedSource Technologies, Inc. and related Sublicense Agreement referenced therein.

3.
Microsoft Business Agreement dated July 26, 2002 between MSLI, GP and MedSource Technologies, Inc.

4.
Microsoft Volume License Confirmation dated September 17, 2002 between MSLI, GP and MedSource Technologies, Inc.

MEDSOURCE TECHNOLOGIES, LLC

1.
Master License Agreement dated July 31, 2001 between Optio Software, Inc. and MedSource Technologies, LLC and Addendum.

2.
Development Rights and License Agreement dated as of January 1, 2001 between Seedling Enterprises, LLC and MedSource, LLC.

3.
Development Contract for Medical Instrumentation dated November 11, 2001 between Ethicon, Inc. and MedSource Technologies, LLC.

4.
License, Supply and Distribution Agreement dated June 19, 2001 between Boston Scientific Corporation and MedSource Technologies, LLC and Amendment thereto.

Schedule 5

THE MICROSPRING COMPANY, LLC

1.
Assignment and Royalty Agreement dated January 12, 1998 between Stephen P. Dretler, MD and MicroSpring Company, Inc.

UTI CORPORATION, a Pennsylvania corporation

1.
"Consent and Release Agreement" dated as of December 1, 2003 between UTI Corporation and Medical Device Investment Holdings Corporation.

2.
"Distribution Agreement" dated as 10/2/89 between UTI Corporation and Intech Techology N.V.

3.
"License and Royalty Sharing Agreement" dated as of 12/5/89 between UTI Corporation and Jon L. Turino.

4.
"License and Technical Assistance Agreement" dated as of June 1, 2000 between UTI Corporation and Medical Device Investment Holdings Corporation assigned pursuant to an "Assignment and Assumption Agreement" dated as of January 2004 between Abbott Vascular Devices Ireland Limited and Medical Device Investment Holdings Corporation.

MEDICAL DEVICE MANUFACTURING, INC.

None.

AMERICAN TECHNICAL MOLDING

None.

NOBLE-MET, LTD.

None.

G&D, INC.

None.

UTI HOLDING COMPANY

None.

SPECTRUM MANUFACTURING

None.

MICRO-GUIDE, INC.

None.

VENUSA, LTD.

1.
"Software License and Support Agreement" dated as of January 22, 1999 between Venusa, Ltd. and Bann USA Inc.

Schedule 5

2.
"Sourcing Agreement" dated as of February 28, 2003 between Venusa, Ltd. and Cedic, s.r.l. an Italian company.

Domain Names

Domain Name	Owner
spectrumedm.com	UTI Corporation (PA)
uticorporation.biz	UTI Corporation (PA)
wirecomponents.com	G&D, Inc. d/b/a Star Guide Corporation
starguide.com	G&D, Inc. d/b/a Star Guide Corporation
precisionwirecomponent.com	G&D, Inc. d/b/a Star Guide Corporation
precisionwire.com	G&D, Inc. d/b/a Star Guide Corporation
medicalwire.com	G&D, Inc. d/b/a Star Guide Corporation
micro-guide.com	Micro-Guide, Inc.
venusa.com	Venusa Ltd.
medsourcetech.com	MedSource Technologies, Inc.
cycaminc.com	MedSource Technologies, Inc.
medsourcetech.net	MedSource Technologies, Inc.
medsourcetechnologies.com	MedSource Technologies, Inc.
texcelaser.com	Texcel, Inc.

Schedule 5

Schedule 6
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Commercial Tort Claims
None.

Schedule 6

ANNEX A

UTI Corporation, a Maryland corporation, and its subsidiaries
Option Schedule

Schedule 6

ANNEX B

MedSource Technologies, Inc. and its subsidiaries
Option Schedule

Schedule 6

Exhibit A
TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

        This PLEDGE SUPPLEMENT, dated as of [mm/dd/yy], is delivered by [name of grantor] a [name of state of organization] [type of organization] ("Grantor") pursuant to the Pledge and Security Agreement, dated as of June 30, 2004 (as it may be from time to time amended, restated, amended and restated, supplemented or otherwise modified, the "Security Agreement"), between MEDICAL DEVICE MANUFACTURING,  INC., the other Grantors named therein, and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

        Grantor hereby confirms the grant to Collateral Agent set forth in the Security Agreement of, and does hereby grant to Collateral Agent, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

        IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]
By:	Name: Title

Exhibit A

Supplement to Schedule 1
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)
Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)
Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the Five Years Preceding the Closing Date:

Full Legal Name	Trade Name or Fictitious Business Name

(C)
Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within the Five Years Preceding the Closing Date:

Name of Grantor	Date of Change	Description of Change

(D)
Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

Exhibit A

Supplement to Schedule 2
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment and Inventory

Exhibit A

Supplement to Schedule 3
TO PLEDGE AND SECURITY AGREEMENT

        Additional Information:

        Pledged Stock:

        Pledged Partnership Interests:

        Pledged Partnership Interests Elected to be Treated as Securities:

        Pledged LLC Interests:

        Pledged LLC Interests Elected to be Treated as Securities:

        Pledged Trust Interests:

        Pledged Debt:

        Securities Account:

        Commodities Accounts:

        Deposit Accounts:

Exhibit A

Supplement to Schedule 4
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Letters of Credit

Exhibit A

Supplement to Schedule 5
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)
Copyrights

(B)
Copyright Licenses

(C)
Patents

(D)
Patent Licenses

(E)
Trademarks

(F)
Trademark Licenses

(G)
Trade Secret Licenses

(H)
Intellectual Property Exceptions

Exhibit A

Supplement to Schedule 6
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

Exhibit A

QuickLinks

  Exhibit 4.6
TABLE OF CONTENTS
Schedule 1 TO PLEDGE AND SECURITY AGREEMENT
GENERAL INFORMATION
Schedule 2 TO PLEDGE AND SECURITY AGREEMENT
Schedule 3 TO PLEDGE AND SECURITY AGREEMENT
INVESTMENT RELATED PROPERTY
Schedule 4 TO PLEDGE AND SECURITY AGREEMENT
Schedule 5 TO PLEDGE AND SECURITY AGREEMENT
Schedule 6 TO PLEDGE AND SECURITY AGREEMENT
ANNEX A
ANNEX B
Exhibit A TO PLEDGE AND SECURITY AGREEMENT
PLEDGE SUPPLEMENT
Supplement to Schedule 1 TO PLEDGE AND SECURITY AGREEMENT
Supplement to Schedule 2 TO PLEDGE AND SECURITY AGREEMENT
Supplement to Schedule 3 TO PLEDGE AND SECURITY AGREEMENT
Supplement to Schedule 4 TO PLEDGE AND SECURITY AGREEMENT
Supplement to Schedule 5 TO PLEDGE AND SECURITY AGREEMENT
Supplement to Schedule 6 TO PLEDGE AND SECURITY AGREEMENT